                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                                SYSCO CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                                       N/A
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X]   No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

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    (2)   Aggregate number of securities to which transaction applies:

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    (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)   Proposed maximum aggregate value of transaction:

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    (5)   Total fee paid:

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    [ ]   Fee paid previously with preliminary materials.

    [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:

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    (2)   Form, Schedule or Registration Statement No.:

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    (4)   Date Filed:

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

                                  [SYSCO LOGO]

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 9, 2001

To the Stockholders of Sysco Corporation:

     The Annual Meeting of Stockholders of Sysco Corporation, a Delaware corporation, will be held November 9, 2001 at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, for the following purposes:

          1. To elect three directors;

          2. To approve the Amended and Restated Non-Employee Directors Stock Plan;

          3. To consider a shareholder proposal submitted by the International Brotherhood of Teamsters; and

          4. To transact any other business as may properly be brought before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 14, 2001 will be entitled to receive notice of and to vote at the Annual Meeting. You may inspect a list of stockholders of record at the company's offices during regular business hours during the 10-day period before the Annual Meeting. You may also inspect this list at the Annual Meeting.

     We hope you will be able to attend the Annual Meeting in person. Whether or not you plan to attend in person, we urge you to promptly vote your shares by telephone, by the Internet or by returning the enclosed proxy card in order that your vote may be cast at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ CHARLES H. COTROS
                                          Charles H. Cotros
                                          Chairman of the Board and
                                            Chief Executive Officer

September 28, 2001

                               SYSCO CORPORATION
                              1390 ENCLAVE PARKWAY
                           HOUSTON, TEXAS 77077-2099

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                                                              September 28, 2001

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     Our Annual Meeting will be held on Friday, November 9, 2001, at 10:00 a.m. at The Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024.

INFORMATION ABOUT THIS PROXY STATEMENT

     We sent you these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We began mailing these proxy materials to stockholders on or about September 28, 2001.

WHO CAN VOTE

     You can vote at the Annual Meeting if you owned shares at the close of business on September 14, 2001. You are entitled to one vote for each share you owned on that date on each matter presented at the Annual Meeting.

     On September 14, 2001, there were 672,081,874 shares of common stock outstanding. We do not know of any person or group who owned more than 5% of our common stock as of this date. All of our directors and executive officers (24 persons) owned an aggregate of 5,290,937 shares, which was less than 1% of our outstanding stock as of September 14, 2001. We expect that these officers and directors will vote their shares in favor of electing the three nominees named below, in favor of approving the Amended and Restated Non-Employee Directors Stock Plan and against the shareholder proposal.

HOW TO VOTE

     You may vote your shares as follows:

     - in person at the Annual Meeting;

     - by telephone (see the enclosed proxy card for instructions);

     - by Internet (see the enclosed proxy card for instructions); or

     - by mail by signing, dating and mailing the enclosed proxy card.

     If you vote by proxy, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director, whether your shares should be voted for or against approval of the Amended and Restated Non-Employee Directors Stock Plan, and whether your shares should be voted for or against the shareholder proposal.

     If you sign and return your proxy card without indicating your instructions, your shares will be voted FOR the election of the three nominees for director, FOR approval of the Amended and Restated Non-Employee Directors Stock Plan and AGAINST the shareholder proposal.

     If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting in order to vote.

HOW TO REVOKE OR CHANGE YOUR VOTE

     You may revoke or change your proxy at any time before it is exercised by:

     - delivering written notice of revocation to SYSCO's Corporate Secretary in time for her to receive it before the Annual Meeting;

     - voting again by telephone, Internet or mail; or

     - voting in person at the Annual Meeting.

     The last vote that we receive from you will be the vote that is counted.

QUORUM REQUIREMENT

     A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of at least 35% of all the shares entitled to vote at the meeting are present in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.

VOTES NECESSARY FOR ACTION TO BE TAKEN

     Three directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the three nominees for director with the most votes will be elected. The affirmative vote of a majority of all of the votes cast is required to approve the Amended and Restated Non-Employee Directors Stock Plan and shareholder proposal. Abstentions will have no effect on the election of directors, but will be counted as votes "against" the other proposals. Broker non-votes will have no effect on the election of directors or on any other proposal.

WHO WILL COUNT VOTES

     We will select one or more Inspectors of Election who will determine the number of shares of voting stock outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not proxies are valid and effective.

     The Inspectors of Election will determine any challenges and questions arising in connection with the right to vote and will count all votes cast for and against and any abstentions with respect to all proposals and will determine the results of each vote.

COST OF PROXY SOLICITATION

     We will pay the cost of solicitation of proxies including preparing, printing and mailing this proxy statement. We will authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of proxy materials and will reimburse them for their costs in sending the materials.

     We have retained Georgeson Shareholder Communications Inc. to help us solicit proxies from these nominees and certain individual stockholders, in writing or by telephone, at an estimated fee of $10,500 plus reimbursement for their expenses.

RECEIVING PROXY MATERIALS ON THE INTERNET

     Registered stockholders may sign up on the Internet to receive future proxy materials and other stockholder communications on the Internet instead of by mail. This will reduce our printing and postage costs. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider and a web browser that supports secure connections. You can access the Internet site at www.econsent.com/syy for additional information and to sign up. You will be asked to enter the number of your stock account with our transfer agent, EquiServe Trust Company, N.A. That number is shown on dividend checks, on stock certificates and on your proxy card. After you have provided identification and transmitted your e-mail address, the transfer agent will send you an e-mail message confirming your acceptance of electronic stockholder communications.

     When proxy materials for next year's Annual Meeting are ready for distribution, those who have accepted electronic receipt will receive e-mail notice of their Control Numbers and the Internet site for viewing proxy materials and for voting. Acceptance of electronic receipt will remain in effect until it is withdrawn; it can be withdrawn at any time by contacting the transfer agent. If you change your e-mail address, please follow the procedures at the above-referenced Internet site to enter your new address.

     Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of SYSCO stock that is held for you by a broker or bank, you should contact that broker or bank to find out whether this service is available to you.

OTHER MATTERS

     We do not know of any other matter that will be presented at the Annual Meeting other than the election of directors and the proposals discussed in this proxy statement. However, if any other matter is properly presented at the Annual Meeting, your proxies will act on such matter in their best judgment.

ANNUAL REPORT

     A copy of our 2001 Annual Report to Shareholders is enclosed. We will furnish a copy of our Annual Report on Form 10-K for fiscal 2001, without exhibits and as filed with the SEC, without charge upon your written request if you are a record or beneficial owner of common stock whose proxy we are soliciting in connection with the Annual Meeting. Please address requests for a copy of the Annual Report on Form 10-K to the Investor Relations Department, SYSCO Corporation, 1390 Enclave Parkway, Houston, Texas 77077-2099. The Annual Report on Form 10-K is also available on our website at www.sysco.com.

                             ELECTION OF DIRECTORS
                          ITEM NO. 1 ON THE PROXY CARD

     The Board of Directors currently consists of 13 members divided into three classes of five, four and four directors, respectively. The directors in each class serve for a three-year term. A different class is elected each year to succeed the directors whose terms are expiring. In November 2000, after the 2000 Annual Meeting, Gordon Bethune resigned from the Board and the Board's size was reduced to 12. In September 2001, the size of the Board was increased to 13 and Jackie M. Ward was elected to fill the vacancy created by such increase. Frank
A. Godchaux III and John F. Woodhouse, whose terms expire at this year's Annual Meeting, have declined to stand for re-election. The Board has determined to reduce the size of the Board to 11 effective on November 9, 2001. As a result of the reduction in size, the classes of directors will consist of three, four and four members after the Annual Meeting.

     The Board of Directors has nominated the following three persons for election as directors of the company to serve for three-year terms or until their successors are elected and qualified:

     - Colin G. Campbell

     - Frank H. Richardson

     - Jackie M. Ward

     All of the nominees are currently serving as directors of SYSCO and all have consented to serve if elected. Although management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will vote for any nominee who is designated by the present Board of Directors to fill the vacancy.

     Set forth below is biographical information for each director who is a nominee for election at the 2001 Annual Meeting:

     Colin G. Campbell, 65, has served as a director of SYSCO since 1989. Mr. Campbell is Chairman, President and Chief Executive Officer of the Colonial Williamsburg Foundation, a private philanthropic foundation. He also serves as a director of Pitney Bowes Inc. and Rockefeller Financial Services, Inc. From 1988 to 2000,

Mr. Campbell served as the President of Rockefeller Brothers Fund. Mr. Campbell is Chairman of the Audit Committee and he is also a member of the Executive Committee, Nominating and Corporate Governance Committee and Compensation and Stock Option Committee.

     Frank H. Richardson, 68, has served as a director of SYSCO since 1993. Mr. Richardson served as President and Chief Executive Officer of Shell Oil Company until his retirement in 1993. He is a Trustee of the Baylor College of Medicine. Mr. Richardson is Chairman of the Finance Committee and he is also a member of the Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee.

     Jackie M. Ward, 63, has served as a director of SYSCO since September 2001. Ms. Ward is an Outside Managing Director of Intec Telecom Systems PLC. In 1968, Ms. Ward founded, and later served as Chairman, President and Chief Executive Officer of, Computer Generation Incorporated, which was acquired by Intec Telecom in December 2000. Ms. Ward is also a director of Bank of America, Equifax, Flowers Industries, Matria Healthcare, The Profit Recovery Group International, SCI Systems and Trigon Healthcare.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

     The following directors will continue in office until the 2002 Annual
Meeting:

     John W. Anderson, 69, has served as a director of SYSCO since 1981. Currently retired, Mr. Anderson formerly served as Vice President of Customer Service at Southwestern Bell Telephone Company. Mr. Anderson is a member of the Audit Committee and Compensation and Stock Option Committee.

     Judith B. Craven, M.D., 55, has served as a director of SYSCO since 1996. Dr. Craven served as President of the United Way of the Texas Gulf Coast from 1992 until her retirement in September 1998. Dr. Craven is also a director of Belo Corporation, Compaq Corporation, Luby's Cafeterias, Inc. and VALIC. She is also a Regent for the University of Texas Board of Regents. Dr. Craven is a member of the Audit Committee, Compensation and Stock Option Committee and Finance Committee.

     Richard G. Merrill, 70, has served as a director of SYSCO since 1983. Currently retired, he formerly served as Executive Vice President of The Prudential Insurance Company of America. Mr. Merrill is also a director of W.R. Berkley Corporation. Mr. Merrill is Chairman of the Compensation and Stock Option Committee and he is also a member of the Executive Committee, Audit Committee and Nominating and Corporate Governance Committee.

     Phyllis S. Sewell, 70, has served as a director of SYSCO since 1991. Currently retired, she formerly served as Senior Vice President of Federated Department Stores, Inc. Mrs. Sewell is also a director of Lee Enterprises, Inc. Mrs. Sewell is a member of the Audit Committee, Compensation and Stock Option Committee and Nominating and Corporate Governance Committee.

     The following directors will continue in office until the 2003 Annual
Meeting:

     Charles H. Cotros, 64, has served as a director of SYSCO since 1985. Mr. Cotros has served as Chairman of the Board since July 2000 and as Chief Executive Officer since January 2000. He served as Chief Operating Officer from 1995 until January 2000 and as President from 1999 until July 2000. He has been employed by SYSCO since 1974. Mr. Cotros is Chairman of the Executive Committee and he is also a member of the Finance Committee.

     Jonathan Golden, 64, has served as a director of SYSCO since 1984. Mr. Golden is a partner of Arnall Golden Gregory LLP, counsel to SYSCO. Mr. Golden also serves as a director of The Profit Recovery Group International. Mr. Golden is Chairman of the Nominating and Corporate Governance Committee and he is also a member of the Executive Committee and Finance Committee.

     Thomas E. Lankford, 54, has served as a director of SYSCO since July 2000. Mr. Lankford has served as Executive Vice President of Foodservice Operations since July 2000. He served as Executive Vice President of Merchandising and Multi-Unit Sales from 1999 until July 2000 and as Senior Vice President of Operations -- Northeast Region from 1995 until 1999. Mr. Lankford served as President of Lankford-Sysco Food Services, LLC from 1981 until 1995. Mr. Lankford is a member of the Executive Committee.

     Richard J. Schnieders, 53, has served as a director of SYSCO since 1997. Mr. Schnieders has served as President since July 2000 and as Chief Operating Officer since January 2000. Mr. Schnieders served as Executive Vice President, Foodservice Operations from January 1999 to July 2000 and as Senior Vice President, Merchandising Services and Multi-Unit Sales from 1997 until January 1999. From 1992 until 1997, he served as Senior Vice President, Merchandising Services. From 1988 until 1992, Mr. Schnieders served as President and Chief Executive Officer of Hardin's-Sysco Food Services, LLC. He has been employed by SYSCO since 1982. Mr. Schnieders also serves as a director of Aviall, Inc. He is a member of the Executive Committee and Finance Committee.

     Unless otherwise noted, the persons named above have been engaged in the principal occupations shown for the past five years or longer.

DIRECTOR COMPENSATION

  Fees

     We pay non-employee directors $60,000 per year plus reimbursement of expenses for all services as a director, including committee participation or special assignments. These directors may defer all or a portion of their annual retainer, which earns interest until their retirement from the Board or until the occurrence of certain other events. The current rate of interest in effect is 8.98% per year. Messrs. Godchaux, Golden and Woodhouse, Dr. Craven and Mrs. Sewell elected to defer a portion of their annual compensation for 2001.

  Non-Employee Directors Stock Plan

     In May 1998, the Board of Directors adopted, and our stockholders subsequently approved, the SYSCO Non-Employee Directors Stock Plan. Under this plan, non-employee directors currently receive:

     - a one-time retainer stock award of 4,000 shares of common stock when first elected as a non-employee director; and

     - an automatic grant of options to purchase 8,000 shares of common stock each year if our earnings per share for the previous year increased by 10% or more as compared to the prior year.

     In order for the annual options to vest and become exercisable, certain performance goals must be met during the five-year period after we issue the options. Options may continue to vest if the non-employee director retires in good standing. If the options do not vest during the five-year period after they are issued, they will vest six months before the expiration of the ten-year life of the grant if the director is still serving on the Board or will otherwise expire unvested. During fiscal 2001, we granted options to purchase an aggregate of 72,000 shares under this plan to nine non-employee directors. All historical data with respect to grants of stock or options under our benefit plans has been adjusted to reflect stock splits.

     Additionally, this plan permits each non-employee director to elect to receive up to one-half of his or her annual retainer in common stock, in which case we will provide a matching grant of 50% of the number of shares received as a portion of the retainer. Messrs. Anderson, Campbell, Godchaux, Golden, Merrill, Richardson and Woodhouse, Dr. Craven and Mrs. Sewell made this election during fiscal 2001.

     In September 2001, the Board of Directors adopted certain amendments to the Non-Employee Directors Stock Plan, including an amendment that would give the Board the ability to exercise discretion in determining the size of annual option grants and other terms and conditions, including vesting terms. These proposed amendments are discussed in detail under Item 2 below.

     No other compensation was paid for director services during the fiscal year ended June 30, 2001.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during fiscal 2001 and all directors, except for Mr. Godchaux, attended 75% or more of the aggregate of:

     - the total number of meetings of the Board of Directors, and

     - the total number of meetings held by all committees of the Board on which he or she served during fiscal 2001.

     The following Directors serve on the committees indicated:

                                      NOMINATING AND
                                   CORPORATE GOVERNANCE       COMPENSATION AND         AUDIT
NAME                                    COMMITTEE          STOCK OPTION COMMITTEE    COMMITTEE
----                               --------------------    ----------------------    ---------
John W. Anderson.................                                    x                   x
Colin G. Campbell................           x                        x                   x*
Judith B. Craven.................                                    x                   x
Frank A. Godchaux III**..........           x                                            x
Jonathan Golden..................           x*
Richard G. Merrill...............           x                        x*                  x
Frank H. Richardson..............           x                        x                   x
Phyllis S. Sewell................           x                        x                   x

---------------
*  Chairman of the Committee

** Not seeking re-election.

     The Nominating and Corporate Governance Committee held four meetings during fiscal 2001. The function of the Nominating and Corporate Governance Committee is to propose directors, committee members and officers for election or reelection, to evaluate the performance of the Chief Executive Officer, Chief Operating Officer and members of the Board, and to review and make recommendations regarding the organization and effectiveness of the Board and its committees, the conduct of meetings, succession planning and SYSCO's governing documents.

     The Compensation and Stock Option Committee held three meetings during fiscal 2001. The function of the Compensation and Stock Option Committee is to consider the annual compensation of directors and officers for recommendation to the Board of Directors, to oversee the administration of SYSCO's Management Incentive Plan, Stock Option Plans and the Split Dollar Life Insurance Plan and to provide guidance in the area of employee benefits, including retirement plans and group insurance.

     The Audit Committee held three meetings during fiscal 2001. The function of the Audit Committee is to review and report to the Board with respect to various auditing and accounting matters, including recommendations of the selection of our independent public accountants, the scope of the audit procedures, the nature of the services to be performed, the fees to be paid to the independent public accountants, the performance of our independent public accountants and our accounting practices.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Anderson, Campbell, Merrill and Richardson, Dr. Craven and Mrs. Sewell served on the Compensation and Stock Option Committee during fiscal 2001. During fiscal 2001, none of the members was an officer or employee of SYSCO or any of its subsidiaries or served as an officer of any company with respect to which any executive officer of SYSCO served on such company's board of directors, and none had any relationship with the company requiring disclosure under Item 404 of Regulation S-K.

                             CERTAIN RELATIONSHIPS

     Mr. Golden is the sole stockholder of Jonathan Golden, P.C., a partner in the law firm of Arnall Golden Gregory LLP, Atlanta, Georgia, counsel to SYSCO. We believe that the fees paid to this firm were fair and reasonable in view of the level and extent of services rendered.

                                STOCK OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of common stock, as of September 14, 2001, by (i) each director and director nominee, (ii) each Named Executive Officer (as hereinafter defined), and (iii) all directors and executive officers as a group. To our knowledge, no person or group beneficially owns 5% or more of our common stock. Unless otherwise indicated, each stockholder identified in the table has sole voting and investment power with respect to his or her shares.

                                                               SHARES OF
                                                              COMMON STOCK    PERCENT OF
                                                              BENEFICIALLY    OUTSTANDING
                                                              OWNED(1)(2)      SHARES(3)
                                                              ------------    -----------
Lawrence J. Accardi.........................................     310,167         *
John W. Anderson............................................      80,230         *
Colin G. Campbell...........................................      58,618         *
Charles H. Cotros...........................................     676,444         *
Judith B. Craven............................................      38,490         *
Frank A. Godchaux III.......................................     108,020         *
Jonathan Golden(4)..........................................     109,020         *
Thomas E. Lankford..........................................     731,919         *
Richard G. Merrill..........................................      80,614         *
Frank H. Richardson.........................................      85,720         *
Richard J. Schnieders.......................................     348,468         *
Phyllis S. Sewell...........................................      73,020         *
John K. Stubblefield, Jr. ..................................     249,853         *
Jackie M. Ward..............................................       3,500         *
John F. Woodhouse...........................................   2,362,976         *
All Directors and Executive Officers as a Group (24
  Persons)(5)...............................................   7,241,445       1.1%

---------------
 *  Less than 1% of outstanding shares.

(1) Includes shares of common stock owned by the spouses and/or dependent children of each of the following named individuals: Colin G. Campbell, 2,000 shares; Frank A. Godchaux III, 24,000 shares; Thomas E. Lankford, 61,310 shares; and Richard J. Schnieders, 65,890 shares.

(2) Includes shares of common stock underlying options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement, as follows: Lawrence J. Accardi, 150,533; John W. Anderson, 15,998 shares; Colin G. Campbell, 47,998 shares; Charles H. Cotros, 105,333 shares; Judith B. Craven, 31,998 shares; Frank A. Godchaux III, 10,666 shares; Jonathan Golden, 47,998 shares; Thomas E. Lankford, 173,333 shares; Richard G. Merrill, 39,998 shares; Frank H. Richardson, 47,998 shares; Richard J. Schnieders, 125,333 shares; Phyllis S. Sewell, 47,998 shares; John K. Stubblefield, Jr., 131,421 shares; and John F. Woodhouse, 176,666 shares.

(3) Rounded to the nearest 1/10 of one percent.

(4) Includes 37,000 shares held by a trust created under the estate of Sol I. Golden, of which Mr. Golden is a co-trustee.

(5) Includes an aggregate of (i) 45,579 shares owned by the spouses and/or dependent children of current executive officers other than those named in note (1) above, and (ii) 797,237 shares of common stock underlying options which are presently exercisable or will become exercisable within 60 days after the date of this proxy statement held by current executive officers other than those named in note (2) above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our executive officers and directors and any persons holding more than ten percent (10%) of our common stock are required to file with the Securities and Exchange Commission and the New York Stock Exchange reports of initial ownership of our common stock and any changes in ownership of such common stock. Copies of these reports are required to be furnished to us. Specific due dates have been established and we are required to disclose in our Annual Report on Form 10-K and proxy statement any failure to file the reports by these dates. Based solely on our review of the copies of the reports furnished to us, or written representations that no reports were required, we believe that, during fiscal 2001, all of our executive officers (including the Named Executive Officers) and directors complied with the Section 16(a) requirements, except that Mr. Lankford filed a late Form 5 to report a gift that was made in June 2000. To our knowledge, no person beneficially owns more than 10% of our common stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the Chief Executive Officer and the other four most highly compensated executive officers of SYSCO and its subsidiaries employed at the end of fiscal 2001 whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 2001 (the "Named Executive Officers"):

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                                                      -----------------------
                                            ANNUAL COMPENSATION                       RESTRICTED
                                           ----------------------    OTHER ANNUAL       STOCK      SECURITIES      ALL OTHER
NAME AND PRINCIPAL                FISCAL                BONUS($)    COMPENSATION($)   AWARDS($)    UNDERLYING   COMPENSATION($)
POSITION                           YEAR    SALARY($)     (1)(2)           (3)            (4)       OPTIONS(#)         (5)
------------------                ------   ---------   ----------   ---------------   ----------   ----------   ---------------
Charles H. Cotros...............   2001    $885,000    $1,515,500         --          $1,344,115     34,000        $710,395
  Chairman and Chief               2000     750,000     1,243,003         --           1,101,569     36,000         568,169
  Executive Officer                1999     622,500       702,925         --             622,042     32,000         104,899
Richard J. Schnieders...........   2001    $630,000    $1,087,204         --          $  964,259     34,000        $161,740
  President and Chief              2000     450,000       731,193         --             647,967     30,000         109,071
  Operating Officer                1999     350,000       432,588         --             382,776     32,000          64,667
Thomas E. Lankford..............   2001    $450,000    $  782,478         --          $  693,954     28,000        $116,556
  Executive Vice President,        2000     375,000       584,938         --             518,390     30,000          87,318
  Foodservice Operations           1999     325,000       359,533         --             318,140     26,000          53,842
John K. Stubblefield, Jr. ......   2001    $400,000    $  700,097         --          $  620,921     28,000        $104,295
  Executive Vice President,        2000     347,500       548,374         --             485,996     24,000          81,862
  Finance and Administration       1999     297,500       346,052         --             306,239     26,000          51,800
Lawrence J. Accardi.............   2001    $400,000    $  700,097         --          $  620,921     28,000        $104,149
  Executive Vice President,        2000     345,000       459,085         --             406,843     24,000          34,762
  Merchandising Services           1999     260,000       229,289         --             202,858     26,000          17,590

---------------
(1) Includes amounts deferred under the Executive Deferred Compensation Plan.

(2) Does not include that portion of a participant's bonus which the participant elected to receive in the form of restricted common stock. See "Restricted Stock Awards" column.

(3) Does not include perquisites and other personal benefits unless they exceed, in the aggregate, the lesser of $50,000 or 10% of each individual's annual salary and bonus as reported.

(4) The amount presented is determined by multiplying the number of shares earned by the closing price of our common stock on the New York Stock Exchange on June 29, 2001, the first trading day prior to the date as of which the shares were earned, without taking into consideration the following restrictions on the shares. The shares are not transferable by the recipient for two years following receipt and are subject to certain repurchase rights on the part of SYSCO in the event of termination of employment other than by normal retirement or disability. The recipient receives dividends on the shares during the restricted two-year period.

     During fiscal 2001, the number of restricted shares earned by the named individuals was as follows:

     - Mr. Cotros -- 49,507 shares;

     - Mr. Schnieders -- 35,516 shares;

     - Mr. Lankford -- 25,560 shares;

     - Mr. Stubblefield -- 22,870 shares; and

     - Mr. Accardi -- 22,870 shares.

     At the end of fiscal 2001, the aggregate number and dollar amount (computed using the closing price of our common stock on June 29, 2001 as described above) of restricted shares held by the named individuals were as follows:

     - Mr. Cotros -- 92,758 shares at $2,518,380;

     - Mr. Schnieders -- 55,660 shares at $1,511,169;

     - Mr. Lankford -- 45,304 shares at $1,230,004;

     - Mr. Stubblefield -- 42,992 shares at $1,167,233; and

     - Mr. Accardi -- 32,510 shares at $882,646.

(5) The amounts shown in the table below include a SYSCO match equal to 50% of the first 20% of the annual incentive bonus which each individual elected to defer under our Executive Deferred Compensation Plan, the amount we paid for term life insurance coverage for each individual, and the actuarially-calculated value of the benefit of premiums we paid in fiscal 2001 and 2000 on split-dollar life insurance policies for certain executive officers. See page 14 for a discussion of SYSCO's split-dollar life insurance arrangements.

                                               2001                                             2000
                          ----------------------------------------------   ----------------------------------------------
                                     SPLIT-DOLLAR                                     SPLIT-DOLLAR
                                         LIFE         TERM      DEFERRED                  LIFE         TERM      DEFERRED
   NAME                    TOTAL      INSURANCE     INSURANCE    MATCH      TOTAL      INSURANCE     INSURANCE    MATCH
   ----                   --------   ------------   ---------   --------   --------   ------------   ---------   --------
   Charles H. Cotros....  $710,395     $485,345      $1,030     $224,020   $568,169     $383,345      $1,224     $183,600
   Richard J.
    Schnieders..........   161,740          n/a       1,030      160,710    109,071          n/a       1,071      108,000
   Thomas E. Lankford...   116,556          n/a         893      115,663     87,318          n/a         918       86,400
   John K. Stubblefield,
    Jr..................   104,295          n/a         807      103,488     81,862          n/a         862       81,000
   Lawrence J.
    Accardi.............   104,149          n/a         661      103,488     34,762          n/a         857       33,905

                                       1999
                          -------------------------------

                                       TERM      DEFERRED
   NAME                    TOTAL     INSURANCE    MATCH
   ----                   --------   ---------   --------
   Charles H. Cotros....  $104,899    $1,224     $103,675
   Richard J.
    Schnieders..........    64,667       867       63,800
   Thomas E. Lankford...    53,842       816       53,026
   John K. Stubblefield,
    Jr..................    51,800       760       51,040
   Lawrence J.
    Accardi.............    17,590       683       16,907

STOCK OPTION GRANTS

     The following table provides information regarding stock option grants during the last fiscal year to the Named Executive Officers. We have never granted any stock appreciation rights to executive officers under any of our stock option plans.

                                        OPTION GRANTS IN FISCAL 2001
                                    -------------------------------------
                                                            PERCENTAGE OF
                                                            TOTAL OPTIONS
                                    NUMBER OF SECURITIES     GRANTED TO     EXERCISE OR                 GRANT DATE
                                     UNDERLYING OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION     PRESENT
NAME                                    GRANTED(#)(1)        FISCAL 2001     ($/SHARE)       DATE      VALUE ($)(2)
----                                ---------------------   -------------   -----------   ----------   ------------
Charles H. Cotros.................         34,000              0.58%          20.9688     9/06/2010      $271,320
Richard J. Schnieders.............         34,000              0.58%          20.9688     9/06/2010       271,320
Thomas E. Lankford................         28,000              0.48%          20.9688     9/06/2010       223,440
John K. Stubblefield, Jr. ........         28,000              0.48%          20.9688     9/06/2010       223,440
Lawrence J. Accardi...............         28,000              0.48%          20.9688     9/06/2010       223,440

---------------
(1) The options do not vest and become exercisable unless we attain certain levels of increases in earnings per share and return on shareholders' equity. If these increases are not attained within five years of the date of grant, the options will not vest until six months before the expiration of the ten-year life of the grant, and only if the recipient is still an active employee at that time.

(2) We determined the hypothetical grant date present value for the options of $7.98 per share using a modified Black-Scholes pricing model. In applying the model, we assumed a volatility of 24%, a 6.3% risk-free rate of return, a dividend yield at the date of grant of 1.33%, and an 8-year option term. We did not assume any option exercises or risk of forfeiture during the 8-year term. If used, such assumptions could have reduced the reported grant date value. The actual value, if any, an executive may realize upon exercise of options will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance that the value realized will be at or near the value estimated by the modified Black-Scholes model.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the Named Executive Officers.

                                 AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND
                                         FISCAL YEAR-END OPTION VALUES
                           ----------------------------------------------------------
                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                             SHARES                            JUNE 30, 2001(#)           AT JUNE 30, 2001 ($)(2)
                           ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   --------------   -----------   -------------   -----------   -------------
Charles H. Cotros........    80,000        $1,267,339        71,332        68,668       $1,175,469      $643,965
Richard J. Schnieders....    32,000           434,132        93,332        64,668        1,631,200       600,490
Thomas E. Lankford.......    30,640           446,399       145,332        56,668        2,692,880       530,978
John K. Stubblefield,
  Jr. ...................    13,912           213,897       105,420        52,668        1,894,825       487,503
Lawrence J. Accardi......    16,000           324,200       124,532        52,668        2,314,436       487,503

---------------
(1) Computed based on the difference between the closing price of the common stock on the day of exercise and the exercise price.

(2) Computed based on the difference between the closing price on June 29, 2001 and the exercise price.

RETIREMENT PLAN

     We have a defined benefit retirement plan that was amended and restated effective July 2, 1989 and was most recently amended effective April 1, 2000. We are currently in the process of amending and restating the Retirement Plan again, generally effective January 1, 1997, to comply with statutory and regulatory changes since 1994 and to make certain discretionary changes in plan provisions. The Retirement Plan provides for an annual benefit payable monthly for five years certain and life thereafter, equal to:

     - the normal retirement benefit which accrued under the prior plan as of July 2, 1989, plus

     - an amount equal to 1 1/2% of the participant's aggregate career compensation earned on and after July 2, 1989.

     In the event of a participant's death before his or her normal retirement age (age 65) or the commencement of a benefit, if earlier, and if the participant has five or more years of credited service, a death benefit is payable in an amount equal to the value of the pension accrued by the deceased participant prior to his or her death or earlier termination of employment.

     Under current law and regulations, the maximum annual retirement benefit that may be payable in 2001 under the five years certain and life thereafter form of payment to an individual retiring at age 65 is $138,264.

     Without regard to this maximum limitation, the Named Executive Officers have accrued the following benefits and credited benefit service as of June 30, 2001:

     - Mr. Cotros -- $90,346 and 25 years;

     - Mr. Schnieders -- $40,426 and 18 years;

     - Mr. Lankford -- $43,014 and 20 years;

     - Mr. Stubblefield -- $28,672 and 12 years; and

     - Mr. Accardi -- $44,063 and 25 years.

     The Named Executive Officers also have anticipated future service to age 65 as follows:

     - Mr. Cotros -- 1 year;

     - Mr. Schnieders -- 12 years;

     - Mr. Lankford -- 11 years;

     - Mr. Stubblefield -- 10 years; and

     - Mr. Accardi -- 12 years.

     In addition to benefits accrued to date, each Named Executive Officer will accrue benefits in the future in accordance with the table below:

                            PENSION PLAN TABLE(1)(2)

                                                       YEARS OF CREDITED SERVICE
CAREER AVERAGE COMPENSATION EARNED  ----------------------------------------------------------------
ON AND AFTER JUNE 30, 2001(3)         10         15         20         25          30          35
----------------------------------  -------    -------    -------    -------    --------    --------
$100,000.......................     $15,000    $22,500    $30,000    $37,500    $ 45,000    $ 52,500
 150,000.......................      22,500     33,750     45,000     56,250      67,500      78,750
 200,000.......................      30,000     45,000     60,000     75,000      90,000     105,000
 250,000.......................      27,500     56,250     75,000     93,750     112,500     131,250

---------------

(1) Assumes the annual benefit is payable for five years certain and life thereafter and that retirement age is 65. Pension plan benefits are not subject to deduction by social security or any other offsets.

(2) Current law and regulations limit retirement benefits to $138,264 for 2001 and $158,016 for 2002 if they are payable for five years certain and life thereafter (assuming Retirement Plan and Social Security retirement age of 65). This limitation applies to total retirement benefits under the Retirement Plan as determined by adding benefits accrued with respect to periods of employment with SYSCO both before and after June 30, 2001. The Pension Plan Table does not reflect this limitation.

(3) Compensation for benefit calculation purposes is limited by law to $170,000 for 2001 and $200,000 for 2002 and later years subject to statutory increases and cost-of-living adjustments in future years. Pay limitations are not taken into account in the Pension Plan Table.

     To the extent included in W-2 income, all amounts shown in the Summary Compensation Table, other than deferred bonus, term life insurance payments and the SYSCO match under the Executive Deferred Compensation Plan are utilized to compute career average compensation subject to the pay limitations noted in footnote (3).

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     This report documents the components of SYSCO's compensation programs for its executive officers and describes the basis on which fiscal 2001 compensation determinations were made with respect to the executive officers of SYSCO, including Mr. Cotros, who served as the Chief Executive Officer during fiscal 2001. All fiscal 2001 compensation decisions with respect to base salaries, annual incentive compensation, option grants under stock option plans and split-dollar life insurance arrangements were made by the Compensation and Stock Option Committee.

  Overall Executive Compensation Philosophy

     Since SYSCO became a publicly held corporation in 1970, we have directly linked the compensation of executive officers to SYSCO's performance. Specifically, the Committee has tied the level of SYSCO's executive compensation to increases in SYSCO's earnings per share and return on shareholders' equity. We have accomplished this through the following means:

     - A "pay-for-performance" orientation based upon SYSCO performance for corporate officers (other than senior vice presidents, foodservice operations) and a combination of operating company and SYSCO performance for corporate senior vice presidents, foodservice operations and operating company senior management;

     - Competitive base salaries;

     - Potentially significant annual incentive bonuses under SYSCO's management incentive plan;

     - The issuance of performance-based stock options;

     - Customary benefits, including a supplemental executive retirement plan;
       and

     - Split dollar life insurance and term life insurance policies for certain executive officers.

     The factors and criteria upon which the determination of the fiscal 2001 compensation of the Chief Executive Officer were based were the same as those discussed below with respect to all executive officers, except as otherwise described below with respect to SYSCO's senior vice presidents, foodservice operations.

  Base Salaries

     We have established base salaries of our executive officers in the range of compensation payable to executive officers of U.S. industrial corporations without reference to specific SYSCO performance criteria. We reexamine this range of compensation from time to time through a survey of compensation practices by an independent compensation consultant across a broad cross-section of U.S. industrial corporations. The survey sample does not necessarily include those companies in the peer group included in the performance graph on page 15 due to the differing size, management responsibilities and organizational structures of those corporations relative to SYSCO. We last reviewed base salaries for all of the executive officers on November 3, 2000, and made adjustments in compensation effective January 1, 2001. At that time, Mr. Cotros' base salary was increased approximately 8%. It has been our consistent practice to maintain the Chief Executive Officer's base salary at or below the median of the range of base salaries payable to chief executive officers of the surveyed industrial corporations that have chief executive officers with job content and/or responsibilities comparable to those of SYSCO's Chief Executive Officer.

  Annual Incentive Compensation

     SYSCO provides annual incentive compensation to all executive officers through the SYSCO Corporation Management Incentive Plan (the "MIP"). The MIP is designed to offer opportunities for compensation which are tied directly to our performance. In addition, the MIP is designed to foster significant equity ownership in SYSCO by the executive officers and all other participants in the MIP.

     For executive officers, fiscal 2001 incentive bonuses were calculated under the MIP in two parts. The first part was based on the overall performance of SYSCO and was based upon the interplay between the percentage increase in earnings per share and the return on shareholders' equity. The MIP utilized a matrix based on these two factors to determine award levels, resulting in an award of 161% of base salary to each executive officer participating in this portion of the MIP, including Mr. Cotros, who was awarded $1,481,200.

     The second portion of the fiscal 2001 incentive bonus under the MIP for executive officers was based upon the number of SYSCO operating companies that achieved a target return on capital. This portion of the incentive bonus is paid only when the operating companies achieving the goals, in the aggregate, represent at least 50% of the total capital of all of SYSCO's operating companies, which was the case during fiscal 2001, resulting in an award of 82.5% of base salary to each executive officer participating in this portion of the MIP, including Mr. Cotros, who was awarded $759,000.

     For senior vice presidents, foodservice operations, a portion of their bonus was based upon the two-part calculation set forth above and a portion was based upon the aggregate financial results of those operating subsidiaries or divisions for which they were responsible, considered as one company. This portion is based upon the interplay between the aggregate percentage increase in pretax earnings of their supervised operations and the aggregate return on capital of their supervised operations, adjusted in certain instances for operating companies that are involved in SYSCO's facility expansion ("fold-out") program.

     In order to encourage significant equity ownership in SYSCO by its executive officers, the MIP provides that participants may elect to receive up to 40% of their annual incentive bonus in the form of SYSCO common stock, based on a per-share price equal to the closing price on the New York Stock Exchange of SYSCO common stock on the last trading day of the fiscal year for which the MIP bonus is calculated. If such election is made, the participant is awarded one additional share for each two shares received in accordance with the foregoing calculation.

     In addition, participants who elect to receive common stock are also entitled to receive an additional cash bonus equal to the product of:

     - the value of such matching shares received by the participant (based on the closing price of such shares on the last trading day of the fiscal year), and

     - the effective tax rate applicable to SYSCO.

     In fiscal 2001, Mr. Cotros elected to receive 40% of his bonus in SYSCO common stock. In connection with this election, Mr. Cotros received 49,507 shares valued at $1,344,115 and cash in the amount of $171,375.

     Finally, MIP participants may defer up to 40% of their annual incentive bonus (without considering any election to receive a portion of the bonus in stock) under the Executive Deferred Compensation Plan. For deferrals of up to 20% of the annual incentive bonus, the Executive Deferred Compensation Plan provides for SYSCO to make a payment to the participant equal to 50% of the amount deferred. This matching payment vests upon the earliest to occur of:

     - the tenth anniversary of the date the matching payment is made;

     - the participant's reaching age sixty;

     - the death or permanent disability of the participant; or

     - a change in control of SYSCO.

     In fiscal 2001, Mr. Cotros deferred 40% of his MIP bonus and received a matching payment equal to 50% of one-half of the amount deferred.

  Stock Option Plan

     During fiscal 2001, SYSCO granted options to purchase shares of its common stock to approximately 1,800 key employees, including executive officers, under the 1991 Stock Option Plan. All fiscal 2001 grants to executive officers were made in September 2000. On November 3, 2000, adoption of the 2000 Stock Incentive Plan was approved by the shareholders, and no additional grants have been or will be made under the 1991 Stock Option Plan. None of the executive officers received grants under the 2000 Stock Incentive Plan in fiscal 2001.

     The Committee administers the stock option plan. In general, it is the practice of the Committee to consider issuing options under the plan only when participants in the MIP are entitled to receive an annual incentive bonus. In other words, option grants generally are considered only in years when SYSCO achieves certain earnings per share and return on shareholders' equity targets. It is the current intention of the Committee to continue this practice, although it is not required by the terms of the plan. In July 2001, the Committee authorized a new program for non-executive employees pursuant to which options based on tenure were granted in September 2001. These options are not tied to performance, but will vest over time. In addition, all MIP participants, including executive officers, received a one-time grant of 15,000 options in September 2001 that will vest over time. This one-time award was conditioned on receipt of an executed non-competition agreement.

     It has been our practice to provide that options granted under the plan expire ten years after the date of grant. Beginning with grants made in September 2001, options will vest ratably over a specified number of years. Previously issued options will continue to vest if and when certain performance goals are met. The Committee has not historically considered the current number of outstanding options held by an officer when making its grant decisions.

     During fiscal 2001, Mr. Cotros received one grant of 34,000 options at an exercise price of $20.9688 per share. These options contain performance vesting requirements relating to earnings per share and return on shareholders' equity.

  Benefits

     Executives also participate in SYSCO's regular employee benefit programs, which include a pension plan, a retirement savings plan, group medical and dental coverage, group life insurance and other group benefit plans. Further details with respect to SYSCO's qualified pension plan are provided on pages 10 and 11. In addition, executives are provided with a Supplemental Executive Retirement Plan (the "SERP") which is designed, generally, to provide annual payments equal to 50% of the participant's final average annual compensation, in combination with all SYSCO and other qualified retirement plan benefits and social security payments available to the participant upon retirement.

     In February 1999, the Committee approved SYSCO's providing split-dollar life insurance arrangements to certain key executive officers in lieu of all or part of their accrued and future benefits under the Executive Deferred Compensation Plan and the SERP. In September 1999, the Committee designated Mr. Cotros as a participant under these split-dollar life insurance arrangements. In approving this participation, the Committee considered that SYSCO would experience a positive impact on its earnings with these split-dollar life insurance arrangements in place, as compared to the earnings impact of Mr. Cotros' then current participation in the Executive Deferred Compensation Plan and SERP. SYSCO will pay all premiums on the life insurance policies purchased for the benefit of the participants under the split-dollar life insurance arrangements and will retain a collateral interest in those policies equal to the amount of premiums paid by SYSCO. The present value cost of any life insurance purchased under the split-dollar life insurance arrangements by SYSCO will not exceed the net present value of the projected after tax cost of the benefits waived under the Executive Deferred Compensation Plan and SERP.

  Income Deduction Limitations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally sets a limit of $1 million on the amount of compensation (other than certain "performance-based" compensation that complies with the requirements of Section 162(m)) that SYSCO can deduct for federal income tax purposes in any given year with respect to the compensation of each of the Named Executive Officers. The Board and the Committee have determined, after reviewing the effect of Section 162(m), that our policy will be to structure the performance-based compensation arrangements for such Named Executive Officers to satisfy Section 162(m)'s conditions for deductibility, to the extent feasible and taking into account all relevant considerations.

                                          COMPENSATION AND STOCK OPTION
                                            COMMITTEE

                                            Richard G. Merrill, Chairman
                                            John W. Anderson
                                            Colin G. Campbell
                                            Judith B. Craven
                                            Frank H. Richardson
                                            Phyllis S. Sewell

STOCK PERFORMANCE GRAPH

     The following stock performance graph compares the performance of SYSCO's common stock to the S&P 500 Index and to a peer group for SYSCO's last five fiscal years. The members of the peer group are Fleming Companies, Inc., Nash Finch Company, Supervalu, Inc. and Performance Food Group Company.

     The companies in the peer group were selected because they comprise a broad group of publicly held corporations with food distribution operations similar in some respects to our operations. Performance Food Group is a foodservice distributor and the other members of the peer group are in the business of distributing grocery products to retail supermarkets. We consider the peer group to be a more representative peer group than the "S&P Distributors (Food & Health)" index maintained by Standard & Poor's Corporation which consists of SYSCO, Supervalu, Inc., Cardinal Health, Inc. and McKesson HBOC, Inc., two of which are healthcare service distributors.

     The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graph assumes that the value of the investment in our common stock, the S&P 500 Index, and the peer group was $100 on the last trading day of June 1996, and that all dividends were reinvested. Performance data for SYSCO, the S&P 500 Index and for each member of the peer group is provided as of the last trading day of each of our last five fiscal years.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------
 COMPANY NAME/INDEX    28 JUN 96   27 JUN 97   26 JUN 98   2 JUL 99   30 JUN 00   29 JUN 01
-------------------------------------------------------------------------------------------
  SYSCO                   $100      $109.89     $154.34    $188.85     $261.15     $341.06
  S&P 500 Index            100       135.01      175.19     218.09      230.78      196.55
  Peer Group               100       123.35      137.37     148.77      126.85      175.58

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A. The Audit Committee is composed of seven independent directors as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. Each member of the Audit Committee is able to understand fundamental financial statements and at least one member has accounting or related financial management expertise. The members of the Audit Committee are Messrs. Anderson, Campbell (Chairman), Godchaux, Merrill and Richardson, Dr. Craven and Mrs. Sewell. The Audit Committee held three meetings during fiscal 2001.

     The function of the Audit Committee is to review and report to the Board with respect to various auditing and accounting matters, including recommendations of the selection of the independent public accountants, the scope of audit procedures, the nature of services to be performed, the fees to be paid to the independent public accountants, the performance of the independent public accountants and the Company's accounting practices.

     The Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that SYSCO's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. The Audit Committee also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61. SYSCO's independent public accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board's Standard No. 1, and the Audit Committee discussed with the independent public accountant that firm's independence.

     Based on the Audit Committee's discussion with management and the independent public accountants and the Audit Committee's review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in SYSCO's Annual Report on Form 10-K for the year ended June 30, 2001 filed with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                            Colin G. Campbell, Chairman
                                            John W. Anderson
                                            Judith B. Craven
                                            Frank A. Godchaux III
                                            Richard G. Merrill
                                            Frank H. Richardson
                                            Phyllis S. Sewell

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS IN FISCAL 2001

     During fiscal 2001, SYSCO incurred the following fees for services performed by Arthur Andersen LLP:

Audit Fees..................................................  $1,378,500
Financial Information Systems Design and Implementation
  Fees......................................................  $      -0-
All Other Fees(1)(2)........................................  $3,576,200

---------------

(1) The Audit Committee determined that the provision of these non-audit services was compatible with maintaining the independence of the Company's Independent Public Accountants.

(2) Includes fees related to tax and other consulting, tax compliance, due diligence procedures related to acquisitions, work performed in connection with registration statements and various statutory and other audits.

                            PROPOSAL TO APPROVE THE
             AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN
                            ITEM 2 ON THE PROXY CARD

BACKGROUND

     On May 13, 1998, the Board of Directors adopted the Sysco Corporation Non-Employee Directors Stock Plan (the "Original Directors Plan"), subject to stockholder approval. The Original Directors Plan was approved by the stockholders on November 6, 1998. On September 12, 2001, the Amended and Restated Non-Employee Directors Stock Plan (the "Proposed Directors Plan") was approved by the Board of Directors and the Board unanimously recommends it to the stockholders for approval.

     The material changes to the Original Directors Plan, as adopted in the Proposed Directors Plan, are as follows:

     - Options may only be granted if, for the immediately previous fiscal year, SYSCO has achieved an increase in after-tax basic earnings per share of 10% over the previous year (under the Original Directors Plan, the Board of Directors had the ability to waive this requirement; however, under the Proposed Directors Plan, this condition cannot be waived);

     - The number of options is no longer automatically set at 8,000 for each Non-Employee Director who receives them, but is left to the discretion of the Board;

     - Options may include the right to receive dividends (or equivalents) with respect to common stock subject to the options, subject to any conditions and restrictions specified by the Board of Directors;

     - Vesting will occur at the times specified by the Board of Directors at the time of grant; and

     - The circumstances leading to lapse of the two year restriction on transfer of Additional Shares (defined below) have been clarified.

     The following is a summary of the principal provisions of the Proposed Directors Plan. The full text of the Proposed Directors Plan is attached hereto as Appendix B. Material differences from the Original Directors Plan are identified.

PURPOSE

     The purpose of the Proposed Directors Plan is to make available shares of common stock for award to or purchase by non-employee directors of SYSCO in order to attract and retain the services of experienced and knowledgeable non-employee directors for the benefit of SYSCO and its stockholders and to enable non-employee directors to increase their financial stake in the Company through the ownership of SYSCO's common stock, in addition to underscoring their common interest with stockholders in increasing the value of SYSCO over the long term.

ELIGIBILITY

     All members of SYSCO's Board of Directors who are not employees of SYSCO or any of its subsidiaries are eligible to participate in the Proposed Directors Plan. There currently are ten non-employee directors on the Board. Assuming the Board's nominees are elected at the Annual Meeting, there will be eight non-employee directors as of the date of the Annual Meeting.

SHARES RESERVED FOR THE PROPOSED DIRECTORS PLAN

     The Proposed Directors Plan provides for the grant of options ("Options"), retainer stock awards ("Retainer Stock Awards"), elected shares in lieu of a portion of annual cash retainer fees ("Elected Shares") and additional matching shares issued with respect to Elected Shares ("Additional Shares"). An aggregate maximum of 800,000 shares of the Company's common stock may be issued under the Proposed Directors Plan, including previous grants under the Original Directors Plan. The Original Directors Plan also authorized the issuance of

800,000 shares. As a result, no change is being made in the number of shares available for issuance. The number of shares covered by the Proposed Directors Plan is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, mergers, consolidations, rights offerings, reorganizations or recapitalizations, or in the event of other changes in SYSCO's corporate structure or shares. Any such adjustment will be made only if adjustments are made to awards under the Company's incentive plans for management then in effect. Shares issued under the Proposed Directors Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased on the open market.

     To the extent any Option granted under the Original Directors Plan or the Proposed Directors Plan expires or terminates for any reason prior to exercise, the number of shares subject to the portion of the Option not so exercised will be available for future grants under the Proposed Directors Plan. If the exercise price of any Option granted under the Proposed Directors Plan is paid with shares of common stock, then the number of shares of common stock available for issuance under the Proposed Directors Plan will be reduced only by the net number of shares of common stock issued to the holder of such Option, and not by the gross number of shares for which the Option is exercised. Shares subject to Retainer Stock Awards that are forfeited or cancelled will again be available for new grants.

ADMINISTRATION OF THE PROPOSED DIRECTORS PLAN

     The Proposed Directors Plan is administered by the Board. The Board has the authority to terminate or amend the Proposed Directors Plan, to determine the terms and provisions of the respective Option and award agreements, to construe Option and award agreements and the Proposed Directors Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Proposed Directors Plan, including amending the vesting and exercisability terms of any Options. However, the Proposed Directors Plan may not be amended by the Board to revoke or alter any provision in a manner which is unfavorable to the grantee of Options, Retainer Stock Awards, Elected Shares or Additional Shares then outstanding.

GRANT OF STOCK OPTIONS AND EXERCISE PRICE

     Under the Proposed Directors Plan, the Board will be entitled to grant options in its discretion, provided the Company achieved for the preceding fiscal year an increase in after-tax basic earnings per share ("EPS") of 10% or more over the EPS for the prior fiscal year. Grants will not be automatic. The option exercise price per share to be established by the Board of Directors shall be not less than the last closing price of the Company's common stock on the New York Stock Exchange on the day prior to the date of determination of such value (the "Fair Market Value").

     Under the Original Directors Plan, on the first business day (the "Grant Date") following each Annual Meeting, each individual who had been elected, reelected or was continuing as a non-employee director automatically received an option to purchase 8,000 shares of SYSCO's common stock (the "Annual Grant"), if the minimum EPS condition was met. The Board had the authority to waive this requirement. However, if the General Counsel of the Company determined that the Company was in possession of material, undisclosed information about the Company on the Grant Date, then the Annual Grant of Options to non-employee directors was suspended until the second day after public dissemination of such information, and the exercise price, exercisability dates and Option period was determined by reference to such later date. The option price per share is the last closing price of SYSCO's common stock on the New York Stock Exchange prior to the date an Option or award is granted.

DIVIDENDS AND DIVIDEND EQUIVALENT RIGHTS

     Under the Proposed Directors Plan, an Option may include the right to receive dividend payments or dividend equivalent payments with respect to the common stock subject to the Option. Such payments may be credited to an account for the grantee or settled in cash or common stock as determined by the Board. Any such crediting or settlements may be subject to such conditions as the Board of Directors establishes. The Original Directors Plan did not provide for the availability of dividends or dividend equivalents.

MEANS OF EXERCISE OF OPTIONS

     Upon exercise of the Option, the option price for purchased shares is payable immediately in cash or shares of SYSCO common stock having an aggregate Fair Market Value equal to the Option exercise price or any combination of the foregoing. Under the Proposed Directors Plan, the Board of Directors may also permit a recipient to pay the exercise price by irrevocably authorizing a third party to sell shares of SYSCO common stock and instructing that party to pay the exercise price and any required withholding to the Company. With the exception of any dividends or dividend equivalent rights specifically granted under the Proposed Directors Plan, an Option holder will have none of the rights of a stockholder with respect to any shares covered by the Option until such individual has exercised the Option, paid the Option price and been issued a stock certificate for the purchased shares.

VESTING AND EXERCISABILITY OF OPTIONS

     Under the Proposed Directors Plan, vesting of Options will occur as specified by the Board of Directors at the time of grant.

     The Original Directors Plan provided that each Option vested and became exercisable as follows:

          (a) One-third of the total number of shares covered by an Option vest at the conclusion of any of the five fiscal years of the Company following the Base Year (as defined below), provided that the EPS of the Company increased at least 20% in such fiscal year over the Company's EPS for the prior fiscal year. If EPS of the Company should increase less than 20% in any such fiscal year over the prior fiscal year, the Option can be vested at the conclusion of any fiscal year ending within the five-year period following the Grant Date of the Option (the "Vesting Period") in which EPS of the Company for the fiscal years during the Vesting Period after the Base Year have grown at a minimum rate of 15%, compounded annually, with one-third of the total number of shares covered by the Option to vest for each fiscal year after the Base Year included in the calculation of the 15% compounded minimum growth rate. The fiscal year immediately prior to the fiscal year in which the Option is granted is the Base Year for determining whether vesting requirements have been met.

          (b) If neither of the criteria set forth in (a) is met, (i) one-third of the Option vests for any fiscal year within the Vesting Period in which
     (A) the Company's annual return on stockholders equity equals or exceeds 17.5% and (B) the increase in EPS of the Company over the prior fiscal year equals or exceeds 15%, or (ii) the Option fully vests if the Company's average annual return on stockholders' equity for the five fiscal years ending within the Vesting Period equals or exceeds 17.5% and the increase in EPS of the Company over such five fiscal years equals or exceeds 10%, compounded annually.

          (c) If none of the vesting requirements set out in paragraph (a) or
     (b) above are met within the Vesting Period as to any portion of an Option, such Option (or portion thereof) will nonetheless vest and become exercisable six months prior to the expiration thereof (the "Supplemental Vesting Date") provided that the grantee of the Option continues to serve on the Company's Board of Directors as a non-employee director on the Supplemental Vesting Date. Notwithstanding the foregoing, if any Option (or portion thereof) has not vested by the end of the Vesting Period, such Option (or portion thereof) is automatically forfeited when the grantee ceases to serve as a non-employee director if such cessation occurs prior to the Supplemental Vesting Date. However, any unvested portion of an Option becomes vested and immediately exercisable upon the occurrence of a Change of Control prior to the expiration or forfeiture of the Option. Under both plans, "Change of Control" means that a person or persons who are acting together for the purposes of acquiring an equity interest in the Company acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding common stock.

     Subject to the limitations set forth in the Original Directors Plan, the vested portion of an Option granted under the Original Directors Plan may be exercised at any time following the earlier to occur of the end of the fiscal year in which it vests or the Supplemental Vesting Date. No portion of any Option may be exercised prior to the first anniversary of the Grant Date. Each Option granted under the Original Directors Plan expires on the tenth anniversary of the Grant Date or such shorter period as set forth in the Option grant agreement. Options granted under the Proposed Directors Plan will expire on the dates specified by the Board of Directors at the time of grant.

TRANSFERABILITY OF OPTIONS

     Options are not assignable or transferable other than by will or the laws of descent and distribution, and during the grantee's lifetime the option may be exercised only by the grantee or the grantee's guardian or legal representative.

RETAINER STOCK AWARDS

     The Proposed Directors Plan also provides for the automatic grant of Retainer Stock Awards. As of the date of each Annual Meeting of SYSCO's Stockholders, each newly elected director who has not previously received such an award is granted a one-time Retainer Stock Award of 4,000 shares. Retainer Stock Awards will vest (i) one-third on the second anniversary of the Grant Date if the average increase in EPS of the Company over the two most recent fiscal years ending prior to the second anniversary of the Grant Date is 10% or more;
(ii) one-third on the fourth anniversary of the Grant Date if the average increase in EPS of the Company over the two most recent fiscal years ending prior to the fourth anniversary of the Grant Date is 10% or more (and if the first third of the Retainer Stock Award did not vest under (i) above, the first third will also vest on such fourth anniversary if the average increase in EPS over the four most recent fiscal years ending prior to the fourth anniversary of the Grant Date is 10% or more); and (iii) one-third on the sixth anniversary of the Grant Date if the average increase in EPS of the Company over the two most recent fiscal years ending prior to the sixth anniversary of the Grant Date is 10% or more.

     Notwithstanding the foregoing, 100% of any unvested portion of a Retainer Stock Award vests if the average increase in EPS over the six most recent fiscal years ending prior to the sixth anniversary of the Grant Date is 10% or more, and any unvested portion of the Retainer Stock Award which has not previously expired or been forfeited vests upon the occurrence of a Change of Control. Any portion of the Retainer Stock Award which is not vested on the sixth anniversary of the Grant Date thereof is forfeited.

     Common stock granted as a Retainer Stock Award may not be sold, assigned, transferred or pledged prior to the date it is vested. Each director, as the owner of shares of common stock granted to him or her as a Retainer Stock Award, has all the rights of a SYSCO stockholder, including, but not limited to, the right to vote such shares and the right to receive all dividends paid on such shares; provided, however, that all such rights lapse immediately at such time as any Retainer Stock Award is forfeited by such director.

ELECTED AND ADDITIONAL SHARES

     A non-employee director who is otherwise eligible to receive an annual cash retainer fee for services provided as a Director may elect to forego up to 50% of his or her annual retainer fee, in 10% increments (exclusive of any fees or other amounts payable for attendance at meetings of the Board or for service on any committee thereof), and receive in its stead SYSCO common stock, in an amount determined as set forth below. Upon making such an election, the electing director's account is credited on the date of each quarterly payment of the annual retainer fee ("Quarterly Payment Date") with that number of shares of SYSCO common stock determined by dividing his or her elected amount by the Fair Market Value of one share of SYSCO common stock as of such Quarterly Payment Date ("Elected Shares"). In addition, he or she also receives that number of shares of common stock determined by dividing 50% of the elected amount by the Fair Market Value on such Quarterly Payment Date ("Additional Shares"). The issuance date of common stock credited pursuant to a non-employee director's election to forego up to 50% of his or her annual retainer fee is December 31 of the calendar year as to which the director has elected to receive stock in lieu of cash retainer payments or the last business day prior to December 31, if December 31 is not a business day of the Company's transfer agent. If a director who has elected to receive common stock in lieu of cash retainer payments ceases to be a director for any reason, certificates for such shares shall be issued within 60 days following the date such director ceases to serve on the Board.

     All Elected Shares and Additional Shares are 100% vested as of the date they are credited to the electing director. Additional Shares, however, may not be sold or transferred for a period of two years after the date on which they are issued (the "Restriction"). The Restriction remains in effect after the date an electing director ceases to be a director; provided, however, that the Restriction lapses (i) if an electing director ceases to be a director under circumstances which would not cause forfeiture of Options or unvested Retainer Stock Awards, or by reason of disability; or (ii) on the date of a Change of Control.

TERMINATION OF SERVICE

     Under the Proposed Directors Plan, unless otherwise determined by the Board of Directors, upon cessation of service as a non-employee director (for reasons other than death), all unvested Options and unvested Retainer Stock Awards are forfeited, unless:

     - The non-employee director serves out his term but does not stand for reelection at the end of the term; or

     - The non-employee director retires from service prior to the expiration of his or her term or after attaining age 71.

     Under the Original Directors Plan, following retirement from the Board of Directors in good standing (as determined by the Board of Directors in its sole discretion, provided that a non-employee director who serves out his or her term but does not stand for reelection is deemed to have retired from the Board in good standing), a non-employee director's Options and Retainer Stock Awards remain in effect, vest, become exercisable and expire as if he or she had remained a non-employee director of the Company.

     Upon a non-employee director's death, his or her legal representatives or heirs have one year within which to exercise those Options which were exercisable at the time of death, but in no event may the Options be exercised beyond the last date on which they could have been exercised had the non-employee director not died. All other Options not exercisable at the non-employee director's death will terminate as of the date of death. With regard to Additional Shares, upon a non-employee director's death, all Restrictions with respect to the Additional Shares lapse.

NO IMPAIRMENT OF THE COMPANY'S RIGHTS

     Nothing in the Proposed Directors Plan will be construed or interpreted so as to affect adversely or otherwise impair the Company's right to remove any non-employee director from service on the Board at any time in accordance with the provisions of applicable law, and no non-employee director has any claim or right to be granted or issued an Option, Retainer Stock Award, Elected Shares or Additional Shares, except as provided in the Proposed Directors Plan.

EFFECTIVE DATE AND TERM OF THE AMENDED AND RESTATED DIRECTORS PLAN

     The Proposed Directors Plan shall be effective as of the date of approval thereof by the Company's stockholders. The Proposed Directors Plan will terminate upon the earliest to occur of (i) November 9, 2011, (ii) the date on which all shares available for issuance under the Proposed Directors Plan have been issued, or (iii) the date on which all outstanding grants or awards are terminated or have vested or been forfeited. If the date of termination is determined under clause (i) or (ii) above, then any Options and Retainer Stock Awards outstanding on such date will not be affected by the termination of the Proposed Directors Plan and will continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or awards and the Plan, and Additional Shares shall continue to be subject to the applicable provisions of the Proposed Directors Plan.

FEDERAL TAX CONSEQUENCES

     Options granted under the Proposed Directors Plan are not intended to satisfy the requirements of Section 422 of the Code. The federal income tax treatment of such options may be summarized as follows:

     The grant of an Option to a non-employee director will not result in the recognition of any taxable income to such non-employee director. A non-employee director will recognize ordinary income on the date of exercise of an Option in an amount equal to the difference between (i) the fair market value of the shares acquired pursuant to the exercise of the Option, and (ii) the exercise price of the Option.

     A non-employee director who exercises an Option by tendering shares (the "Tendered Shares") will not recognize income as a result of the exercise of the Option with respect to that number of shares received ("Acquired Shares") which equals the number of Tendered Shares and will receive a carryover of the basis and holding period of the Tendered Shares for such number of Acquired Shares. The receipt of Acquired Shares which exceed the number of Tendered Shares will cause the non-employee director to recognize ordinary income (and entitle the Company to a deduction) in an amount equal to the fair market value of such excess Acquired Shares on the date the Option was exercised. The non-employee director's basis for such number of excess Acquired Shares will equal the amount of ordinary income recognized as a result of the exercise of the Option and their capital gain holding period will begin on the date the Option is exercised.

     A non-employee director who receives a Retainer Stock Award should not recognize any taxable income upon the receipt of the Retainer Stock Award unless such non-employee director makes a timely election pursuant to Section 83(b) of the Code (an "83(b) Election"). However, a non-employee director who does not make an 83(b) Election will recognize taxable compensation income at the time his or her interest in the Retainer Stock Award is no longer subject to a substantial risk of forfeiture under the terms of the grant. The tax basis of the Retainer Stock Award to the non-employee director should be equal to the amount included in the non-employee director's gross income as compensation, and the non-employee director's holding period for the Retainer Stock Award should normally commence on the day following the date on which the value of such Award is includable in income. Dividends paid on Retainer Stock Awards prior to the lapse of the restrictions (if an 83(b) Election is not made) should be included in the income of the non-employee director as taxable compensation income when received.

     If the non-employee director makes a timely 83(b) Election, the non-employee director will recognize the fair market value of the Retainer Stock Awards as taxable compensation income at the time of their receipt. Any gain recognized on a subsequent sale of the Retainer Stock Awards, after a holding period of twelve (12) months has elapsed, will be treated as a long-term capital gain.

     A non-employee director who elects to receive Elected Shares and Additional Shares will recognize ordinary compensation income in the amount of the fair market value of such shares as of the date they are credited to his or her account. With respect to shares received by non-employee directors pursuant to exercise of Options, Retainer Stock Awards, Elected Shares and Additional Shares, the Company will be entitled to a deduction for the amount included in the income of a non-employee director for the Company's taxable year within which the non-employee director's taxable year ends.

     The above is a general summary of the federal income tax consequences under current tax law. It does not purport to cover all of the special rules, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options, vesting of awards and the ownership or disposition of the underlying shares.

NEW PLAN BENEFITS

     The following table indicates the number of shares of common stock that could be received in fiscal 2002 under the Proposed Directors Plan and the estimated dollar value thereof assuming that awards are made commensurate with those made in fiscal 2001:

                                                          NUMBER OF SHARES
NAME AND POSITION                                         UNDERLYING GRANTS    DOLLAR VALUE
-----------------                                         -----------------    ------------
Non-Employee Director Group (8 persons)
  Stock Options (grants subject to performance
     criteria)..........................................       64,000(1)         $510,720(2)
  Retainer Stock Awards.................................        4,000             111,160(3)
  Elected Shares in Lieu of Annual Retainer Fees........        8,636(4)          240,000(3)
  Additional Shares in Lieu of Annual Retainer Fees.....        4,318(4)          120,000(3)
          Total.........................................       80,954            $981,880

---------------

(1) Assumes grants of options to purchase up to 8,000 shares are made to each non-employee director.

(2) Assumes a value of $7.98 per share which is the same as the hypothetical grant value determined for options granted in fiscal 2001 to the Named Executive Officers. See note (2) to the chart "Option Grants in Fiscal 2001."

(3) Assumes a fair market value of $27.79 per share based on the closing price of the Company's common stock on the New York Stock Exchange on September 10, 2001.

(4) Under the Proposed Directors Plan, up to 50% of the annual retainer fee may be exchanged for common stock of the Company as described herein. The number of shares to be granted depends upon the amount of fees waived by each non-employee director. The information reported assumes each non-employee director elects to waive the maximum amount permitted.

     If this proposal is not approved, the Original Directors Plan will remain in effect. This proposal will not affect options or other awards already granted under the Original Directors Plan.

REQUIRED VOTE

     Approval of the Amended and Restated Non-Employee Directors Stock Plan requires the affirmative vote of a majority of the total voting power represented by the outstanding shares of common stock present or represented at the Annual Meeting and entitled to vote.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND
                  RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN.

                              SHAREHOLDER PROPOSAL
                          ITEM NO. 3 ON THE PROXY CARD

     The International Brotherhood of Teamsters, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, owning 280 shares of common stock of the Company, has given notice that it intends to present for action at the Annual Meeting the following resolution:

          "RESOLVED: That the stockholders of Sysco ("the Company") urge the Board of Directors to take the necessary steps, in compliance with state law, to declassify the Board for the purpose of director elections. The Board's declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected."

     The Teamsters submitted the following statement in favor of the resolution:

          "SUPPORTING STATEMENT: The Company's Board is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the Board each year.

          "Companies often defend classified boards by suggesting that they preserve continuity. We think continuity is ensured through director re-elections. When directors are performing well they routinely are re-elected with majorities of shares voted.

          "We believe that annual elections can pave the way for improved board sensitivity to important shareholder issues. In particular, it can help speed the diversification of the Company's Board and introduce new perspectives.

          "In addition, a declassified board allows the company to respond quickly to changes, such as the recent developments in the economy, by giving the board the ability to appoint more qualified candidates each year. The Teamsters General Fund believes a declassified board can help give the Company the flexibility it needs as it moves into the next century.

          "The evidence shows that shareholders are dissatisfied with classified boards. In May, 2001, 70% of Alaska Air's shareholders voted for a declassified board. Last year, majorities of shareholders voted to declassify boards at many companies, including:

        - Baxter International (60.4%);

        - Eastman Chemical (70%);

        - Eastman Kodak (60.7%);

        - Lonestar Steakhouse & Saloon, Inc. (79%);

        - Silicon Graphics (81.1%);

        - United Health Group (75.7%);

        - Kmart(1) (68.5%);

        - Weyerhaeser (58%); and

        - Kroger (63.5%).

          "In 1999, shareholders voted to declassify boards with a majority at:

        - Cendant, Cooper Tire & Rubber;

        - Kaufman & Broad Home;

        - Oregon Steel;
---------------

(1) At Kmart, the proposal was binding and received 68.5% of ballots cast, 45.78% of shares outstanding. Kmart's by-laws require support of 58% of shares outstanding.

        - Airborne Freight;

        - Kroger; and

        - Tenneco.

          "In 1998, Walt Disney Company agreed to change the by-laws after the resolution passed with 65% of the vote. More than 70% of shareholders demanded the same at Fleming and Eastman Kodak.

          "By adopting annual elections, the Company can demonstrate its commitment to fuller accountability to shareholders, accountability that honors shareholder prerogatives.

          "We urge shareholders to vote YES for this proposal."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

     This proposal is sponsored by the International Brotherhood of Teamsters. Thirty-seven of SYSCO's operating companies have negotiated collective bargaining agreements with various Locals of the International Brotherhood of Teamsters. The Board of Directors recommends that you vote AGAINST the International Brotherhood of Teamsters' proposal to declassify the Board.

     SYSCO's Board has been divided into three classes, with directors serving staggered three-year terms, since its inception in 1970. During this period, SYSCO has grown from a company generating $115 million in sales to one that generated $21.8 billion in sales in fiscal 2001. In addition, our stock price has increased 430% in value, or 18% on a compound annual basis, over the last 10 fiscal years. We are proud of SYSCO's 31-year history of solid growth and performance, and we are unclear as to why the International Brotherhood of Teamsters has raised this challenge.

     A majority of the companies in the S&P 500 currently have classified boards. Board classification means that the majority of the Board at any given time will have experience in the Company's business and affairs, promoting continuity and stability of the Company's business strategies and policies. The Board believes that the continuity and quality of leadership that results from a classified Board creates long-term shareholder value and is in the best interests of the Company and its shareholders.

     A classified Board also affords the Company and its shareholders a measure of protection against hostile and unsolicited takeover attempts that do not offer the greatest value to all shareholders. The existence of a classified Board encourages a potential acquirer to negotiate with the Board, giving the Board additional time and bargaining power to negotiate a transaction that is in the best interests of the shareholders and other constituencies.

     The proponent suggests that declassifying the Board would lead to fuller accountability to the shareholders. However, the Board notes that certain measures currently in place, such as granting options to directors only following years that the Company experiences increases in earnings per share, already align the interests of the Directors with those of the shareholders. Furthermore, the Board believes that directors who are elected for staggered terms are just as accountable to shareholders as directors who are elected annually since the same duties and standards of performance apply regardless of the length of the term.

     We suggest that our performance speaks for itself. We do not believe that the International Brotherhood of Teamsters' proposal is in your best interest, and we encourage you to vote AGAINST it.

     Finally, shareholders should note that this proposal, if approved, is not binding and would not result in a declassified Board. Under Delaware law and the Company's Bylaws, if the Board were to determine to undertake declassification, additional shareholder approval would be required.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the company's independent public accountants providing auditing, financial and tax services for fiscal 2001 and will continue to provide such services during fiscal 2002. We expect that representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

PRESENTING BUSINESS

     If you want to present a proposal under Rule 14a-8 of the Exchange Act at our 2002 Annual Meeting of Stockholders, send the proposal in time for us to receive it by May 31, 2002. If the date of our 2002 Annual Meeting is subsequently changed by more than 30 days from the date of this year's Annual Meeting, we will inform you of the change and the date by which we must receive proposals. If you want to present business at our 2002 Annual Meeting outside of the shareholder proposal rules of Rule 14a-8 of the Exchange Act, the Secretary must receive notice of your proposal by August 11, 2002, but not before July 2, 2002 and you must be a stockholder of record on the date notice to stockholders is mailed and on the record date for determining stockholders entitled to notice of the meeting and to vote.

NOMINATING DIRECTORS FOR ELECTION

     The Nominating Committee will consider any director nominees you recommend in writing for the 2002 Annual Meeting if the Secretary receives notice by August 11, 2002, but not before July 2, 2002 and you are a stockholder of record on the date notice to stockholders is mailed and on the record date for determining stockholders entitled to notice of the meeting and to vote.

     Your notice must include the following information for each person you are nominating for election as a director:

     - the name, age, business address and residence address of the person;

     - the principal occupation or employment of the person;

     - the class or series and number of shares of SYSCO capital stock which the person owns beneficially or of record; and

     - any other information relating to the person that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

     In addition, your notice must include the following information about yourself:

     - your name and record address;

     - the class or series and number of shares of capital stock of SYSCO that you own beneficially or of record;

     - a description of all arrangements or understandings between you and each proposed nominee and any other person or persons, including their names, pursuant to which the nomination(s) are to be made;

     - a representation that you intend to appear in person or by proxy at the meeting to nominate the person or persons named in your notice; and

     - any other information about yourself that must be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors under Section 14 of the Exchange Act and its rules and regulations.

     The notice must include a written consent by each proposed nominee to being named as a nominee and to serve as a director if elected. No person will be eligible for election as a director of SYSCO unless nominated by the Nominating Committee or in accordance with the procedures set forth above.

     If the date of next year's Annual Meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the date of this year's Annual Meeting, we will inform you of the change and we must receive your director nominee notices by the latest of 90 days before the Annual Meeting, 10 days after we mail the notice of the changed date of the Annual Meeting or 10 days after we publicly disclose the changed date of the Annual Meeting.

                                                                      APPENDIX A

                               SYSCO CORPORATION
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Board of Directors of SYSCO Corporation shall establish an Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of SYSCO, are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member and who are financially literate. The Committee shall number at least four independent directors and may include all independent directors. At least one committee member will have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibilities to shareholders, potential shareholders, and the investment community with respect to corporate accounting, reporting practices, and quality and integrity of the financial reports of SYSCO. In the performance of its responsibilities, the Audit Committee must maintain free and open means of communication between the directors, the independent auditors, Operations Review, and executive and financial management. The Audit Committee shall have full access, without restriction, to all information which it believes, in its judgment, is required to fulfill its responsibilities.

RESPONSIBILITIES

     In executing its responsibilities, the Audit Committee's policies and procedures should be flexible in order to best react to changing conditions, and to insure that the accounting and reporting practices of SYSCO are in accordance with all applicable requirements.

     In carrying out its responsibilities, the Audit Committee shall meet at least three times annually to perform the following procedures:

     - Review and recommend to the Directors the independent auditors to be selected to audit the consolidated financial statements of SYSCO Corporation and its divisions and subsidiaries. The independent auditors are accountable to the Board of Directors and the Audit Committee as shareholder representatives.

     - Meet with the independent auditors, Operations Review, and executive and financial management to review the scope of the proposed audit for the ensuing fiscal year including the audit procedures to be employed. At the conclusion of the audit, review the results with the independent auditors, including any comments or recommendations.

     - Review with the independent auditors, Operations Review, and executive and financial management the adequacy and effectiveness of SYSCO's accounting and financial controls. Elicit any recommendations for the improvement of such controls, including particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. The Committee should review periodically SYSCO's Code of Business Conduct, including the results of the auditors' review of operating company compliance with the Code, particularly with regard to the functioning of the ethics committees.

     - Review SYSCO's Operations Review function including the independence and authority of its reporting obligations, its proposed audit plans and scope for the ensuing year, and the coordination of such plans with the independent auditors.

     - Receive prior to each meeting as appropriate, from the Operations Review function and the independent auditors, reports summarizing the findings of completed internal reviews, and a progress report of accomplished versus planned activities. Any deviations from planned activities should be adequately explained.

     - Review before they are released to the public, the financial statements contained in the annual report to shareholders with executive and financial management and the independent auditors to determine that they are satisfied with the disclosures and content of the financial statements to be submitted to the shareholders. Review any changes in accounting principles for propriety.

     - Provide sufficient opportunity for Operations Review and the independent auditors to meet with the members of the Audit Committee without the presence of executive or financial management. Among the matters to be discussed in these meetings are the independent auditors' evaluation of SYSCO's financial, accounting, and auditing personnel, and the extent of cooperation that the independent auditors received during their examination.

     - Review the quality and sufficiency of the accounting and financial resources required to meet the financial and reporting objectives as determined by the Audit Committee. Review the succession planning process for the accounting and financial areas.

     - Submit the minutes of all meetings of the Audit Committee to, or orally report the matters discussed at each committee meeting with, the Board of Directors.

     - Require that the independent auditors conduct a SAS 71 Interim Financial Review before the company files its Form 10-Q.

     - Require the independent auditors to provide a formal written statement that delineates all relationships between the independent auditor and SYSCO. The Audit Committee also must ensure, through communicating with the independent auditor, that no relationship or services will impact the auditor's objectivity.

     - Investigate any matter brought to its attention within the scope of its duties. The Audit Committee shall have the power to retain outside counsel and/or advisors, including a public accounting firm other than the current independent auditor, if, in its judgment, that is appropriate.

                                                                      APPENDIX B

                               SYSCO CORPORATION
             AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN

                                   ARTICLE 1

                                    GENERAL

     This Non-Employee Directors Stock Plan (the "Plan") is established to attract, retain and compensate for service as members of the Board of Directors highly qualified individuals who are not current employees of Sysco Corporation (the "Corporation") and to enable them to increase their ownership in the Corporation's common stock. This Plan will be beneficial to the Corporation and its stockholders since it will allow these Directors to have a greater personal financial stake in the Corporation through the ownership of the Corporation's common stock, in addition to underscoring their common interest with stockholders in increasing the value of the Corporation over the longer term.

     SECTION 1.1 Eligibility. All members of the Corporation's Board of Directors who are not current employees of the Corporation or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

     SECTION 1.2  Shares Available.

          (a) Number of Shares Available. There are reserved for issuance under this Plan 800,000 shares of the Corporation's Common Stock, $1.00 par value ("Common Stock") (as adjusted for the Company's two-for-one stock split effected by way of a stock dividend on December 15, 2000), which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

          (b) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares to be issued hereunder, in the number and kind of shares covered by outstanding stock options ("Options") under this Plan and in the option price thereof, shall be made if, and in the same manner as, such adjustments are made to awards issued under the Corporation's incentive plans for management of the Corporation then in effect.

                                   ARTICLE 2

                                 OPTION AWARDS

     SECTION 2.1 Options. Awards may be made under this Plan of Options to purchase Common Stock; provided, however, that Options may not be granted during any fiscal year unless the Corporation has achieved for the immediately previous fiscal year an increase in after-tax basic earnings per share ("EPS") of 10% or more over EPS for the prior fiscal year, determined consistently with determinations made in connection with the measurement of the Corporation's performance under incentive compensation plans for management of the Corporation. No Options granted pursuant to this Plan may be "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of an Option entitles the recipient to purchase shares of Stock at an exercise price established by the Board of Directors.

     SECTION 2.2 Exercise Price. The exercise price of each Option granted under this Section 2 shall be established by the Board of Directors or shall be determined by a method established by the Board of Directors at the time the Option is granted. The exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option. For purposes of determining the "Fair Market Value" of a share of Common Stock as of any date, then the "Fair Market Value" as of that date shall be the last closing price of the Common Stock on the first business day prior to that date on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on any other exchange or quotation system on which the Common Stock is listed or quoted.

     SECTION 2.3 Exercise. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Board of Directors.

     SECTION 2.4 Payment of Option Exercise Price. The payment of the exercise price of an Option granted under this Section 2 shall be subject to the following:

          (a) Subject to the following provisions of this subsection 2.4, the full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Board of Directors and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

          (b) The exercise price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Board of Directors that have been held by the optionee for at least six months and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Board of Directors.

          (c) The Board of Directors may permit an Option recipient to elect to pay the exercise price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

     SECTION 2.5 Settlement of Award. Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Board of Directors may establish in the applicable Option grant agreement. The Board of Directors, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Common Stock acquired pursuant to the exercise of an Option as the Board of Directors determines to be desirable.

     SECTION 2.6 Nontransferability of Options. No Option granted under this Plan is transferable other than by will or the laws of descent and distribution. During the grantee's lifetime, an Option may be exercised only by the grantee or the grantee's guardian or legal representative.

     SECTION 2.7 Dividends and Dividend Equivalents. An Option, at the time of grant or subsequent thereto, may provide the grantee with the right to receive dividend payments or dividend equivalent payments with respect to Common Stock subject to the Option. Such payments may either be made currently or credited to an account for the grantee, and may be settled in cash or Common Stock as determined by the Board. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Board shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

                                   ARTICLE 3

                             RETAINER STOCK AWARDS

     SECTION 3.1  Terms and Conditions.

          (a) As of the date of the Annual Meeting of Stockholders of the Corporation held in calendar 1998, each Director who is then a Non-Employee Director shall be granted a Retainer Stock Award (as defined below). Thereafter, as of the date of each subsequent Annual Meeting of Stockholders of the Corporation, each Director who is then a Non-Employee Director (excluding any Non-Employee Director who has previously received a Retainer Stock Award) shall be granted a Retainer Stock Award.

          (b) The Retainer Stock Award shall consist of the grant of 4,000 shares of Common Stock (this amount has been adjusted for the Company's two-for-one stock split effected by way of a stock dividend on December 15,
     2000), to vest as follows:

             (1) One-third of the Retainer Stock Award shall vest after two years from the date of grant if the average increase in EPS over the two most recent fiscal years ending prior to the second anniversary of the date of grant is 10% or more;

             (2) An additional one-third of the Retainer Stock Award shall vest after four years from the date of grant if the average increase in EPS of the Corporation over the two most recent fiscal years ending prior to the fourth anniversary date of the grant is 10% or more, and if the first third of the Retainer Stock Award did not vest under paragraph
        (b)(1), the first third will also vest if the average increase in EPS over the four most recent fiscal years ending prior to the fourth anniversary of the date of grant is 10% or more;

             (3) The final one-third of the Retainer Stock Award shall vest after six years from the date of grant if the average increase in EPS of the Corporation over the two most recent fiscal years ending prior to the sixth anniversary of the date of grant is 10% or more;

             (4) Notwithstanding the foregoing, 100% of the Retainer Stock Award shall vest if the average increase in EPS over the six most recent fiscal years ending prior to the sixth anniversary of the date of grant is 10% or more. Any portion of the Retainer Stock Award which is not vested on the sixth anniversary of the date of grant thereof shall be forfeited.

             (5) Any unvested portion of the Retainer Stock Award shall vest upon the occurrence of a Change in Control. For purposes of this Plan, "Change in Control" means that a person or persons who are acting together for the purpose of acquiring an equity interest in the Corporation acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (as amended) of 20% or more of the outstanding Common Stock.

          (c) The Retainer Stock Awards granted under this Section 3.1 shall be subject to the limitations set forth in Section 3.3.

     SECTION 3.2 Fractional Shares. If the number of shares that may be vested under a Retainer Stock Award for a Non-Employee Director would result in a fractional share, then the number of shares otherwise available shall be reduced to the next lowest number that would result in the allocation of no fractional shares.

     SECTION 3.3 Limitations on Stock. Common Stock granted as a Retainer Stock Award shall be subject to the following limitations:

          (a) Such Common Stock may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date it is vested.

          (b) Each certificate issued in respect of such Common Stock shall be registered in the name of the Non-Employee Director and deposited, together with a stock power endorsed in blank, with the Corporation.

          (c) Each Retainer Stock Award shall be evidenced by a written agreement duly executed on behalf of the Corporation and the Non-Employee Director for whom such award is granted, dated as of the date of issuance of the Common Stock to which it relates. Such agreement shall comply with and be subject to the terms of the Plan.

          (d) Except as otherwise provided by this Plan, each Non-Employee Director, as owner of shares of Common Stock granted to him or her as a Retainer Stock Award, shall have all the rights of a stockholder, including but not limited to the right to vote such shares and the right to receive all dividends paid on such shares; provided, however, that no dividends shall be payable to or for the benefit of a Non-Employee Director with respect to record dates for such dividends occurring on or after the date, if any, on which the Non-Employee Director has forfeited the Common Stock.

                                   ARTICLE 4

                        ELECTION TO RECEIVE COMMON STOCK

     SECTION 4.1 Eligibility. A Non-Employee Director who is otherwise eligible to receive cash payment for services provided as a Director may elect to receive up to 50% of his or her annual retainer fee, in 10% increments, exclusive of any fees or other amounts payable for attendance at the meetings of the Board or for service on any committee thereof, in the form of Common Stock (a "Stock Election"), subject to the following terms of this Section 4. The amount of the fee which a Non-Employee Director elects to receive in Common Stock is referred to herein as the "Elected Amount." The Elected Amount shall be deducted ratably from the quarterly payments of the annual retainer fee payable to such Non-Employer Director in that fiscal year in which the Elected Amount would have been paid but for the Stock Election.

     SECTION 4.2 Common Stock. Any Non-Employee Director who makes a stock election pursuant to Section 4.1 (an "Electing Director") shall have an account created on the books of the Corporation to which shares of Common Stock shall be credited and debited as provided in this Article 4 (the "Stock Account"). Each Electing Director shall have credited to his or her Stock Account on the date of each quarterly payment of the annual retainer fee (the "Quarterly Payment Date") the sum of (i) that number of shares of Common Stock determined by dividing his or her Elected Amount by the Fair Market Value on such Quarterly Payment Date (such shares are referred to as "Elected Shares") and (ii) that number of shares of Common Stock determined by dividing 50% of the Elected Amount by the Fair Market Value on such Quarterly Payment Date (such shares are referred to as "Additional Shares").

     SECTION 4.3 Vesting. All Elected Shares and Additional Shares shall be 100% vested as of the date they are credited to the Electing Director's Stock Account. Additional Shares, however, may not be sold or transferred for a period of two years after the date as of which they are issued and such shares shall bear a legend setting forth this restriction (the "Restriction"). The Restriction shall remain in effect after the date an Electing Director ceases to be a Director; provided, however, that (i) if an Electing Director ceases to be a Director by reason of death, disability or departure under the circumstances described in Section 5.1 (a) or (b), or as otherwise determined by the Board of Directors, the Restriction shall lapse and be of no further force or effect on or after the date of such death, disability or departure; and (ii) the Restriction shall lapse and be of no further force or effect on the date of a Change in Control.

     SECTION 4.4 Date of Issuance. The date of issuance of Common Stock issued pursuant to this Article 4 (the "Issue Date") shall be December 31 for any year as to which a Non-Employee Director has made a stock election as described in
Section 4.1 hereof, or if December 31 is not a business day for the Corporation's transfer agent, on the last business day of the Corporation's transfer agent prior to December 31. As of the Issue Date, a certificate for the total number of vested shares in his or her account on the Issue Date shall be issued to such Electing Director subject to the other terms and conditions of this Plan and at that time, the balance in each Electing Director's Stock Account shall be debited by the number of shares issued. Notwithstanding the foregoing, if a Non-Employee Director ceases to be a director for any reason when there are shares accrued to such director's Stock Account, certificates for such shares shall be issued within 60 days of the date such Non-Employee Director ceases to be a director and the date such shares are issued shall be the Issue Date of such shares.

     SECTION 4.5 Method of Election. A Non-Employee Director who wishes to make a Stock Election must deliver to the Secretary of the Corporation a written irrevocable election specifying the Elected Amount by January 31 of the calendar year to which the Stock Election relates (or at such other time required under rules established by the Board).

                                   ARTICLE 5

                                 MISCELLANEOUS

     SECTION 5.1 Cessation of Service. Except as set forth below and unless otherwise determined by the Board, upon cessation of service as a Non-Employee Director (for reasons other than death), all Options, whether or not exercisable at the date of cessation of service, and all unvested Retainer Stock Awards shall be forfeited by the grantee; provided, however, that, unless otherwise determined by the Board, if (a) any Non-Employee Director serves out his/her term but does not stand for re-election at the end thereof or (b) any Non-Employee Director shall retire from service on the Board (for reasons other than death) prior to the expiration of his or her term and on or after the date he or she attains age 71, such grantee's Options and Retainer Stock Awards shall remain in effect, vest, become exercisable and expire as if the grantee had remained a Non-Employee Director of the Corporation. The status of Elected Shares and Additional Shares shall be governed by Section 4.3.

     SECTION 5.2 Death. Upon the death of a Non-Employee Director, only those Options which were exercisable on the date of death shall be exercisable by his/her legal representatives or heirs. Such Options must be exercised within one year from date of death or they shall be automatically forfeited (but in no event may the Options be exercised beyond the last date on which they could have been exercised if the Non-Employee Director had not died). In addition, in the event of the death of a Non-Employee Director, all of his/her unvested Retainer Stock Awards shall be automatically forfeited, but all restrictions with respect to Additional Shares shall lapse.

     SECTION 5.3 Administration and Amendment of the Plan. This Plan shall be administered by the Board of Directors of the Corporation. This Plan may be terminated or amended by the Board of Directors as it deems advisable. No amendment may revoke or alter in a manner unfavorable to the grantees any Options, Retainer Stock Awards or Elected Shares then outstanding. No Option, Retainer Stock Award, Elected Shares or Additional Shares may be issued under this Plan after that date which is ten years from the date of stockholder approval of this Plan, but Options granted prior to that date shall continue to become exercisable and may be exercised according to their terms, Retainer Stock Awards granted prior to that date shall continue to vest in accordance with their terms and Additional Shares shall continue to be subject to the provisions hereof.

     SECTION 5.4 No Other Rights. Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted or issued an Option, Retainer Stock Award, Elected Shares or Additional Shares under this Plan. Neither this Plan nor any actions hereunder shall be construed as giving any Director any right to be retained in the service of the Corporation.

     SECTION 5.5 Prior Plan. This Plan supersedes the Corporation's existing Non-Employee Directors Stock Option Plan (the "Directors Option Plan"). No further options will be granted under the Directors Option Plan following approval of this Plan by the Corporation's Stockholders.

     SECTION 5.6 Effective Date. This Plan shall be effective on that date that it is approved by the Stockholders of the Corporation.

                       ELECTION TO OBTAIN FUTURE MATERIALS
                              OF SYSCO CORPORATION
                        ELECTRONICALLY INSTEAD OF BY MAIL

     SYSCO stockholders may elect to receive future materials through the Internet instead of by mail. SYSCO is offering this service to provide added convenience to its stockholders and to reduce printing and mailing costs.

     To take advantage of this option, stockholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the stockholder.

     To elect this option, go to www.econsent.com/syy. You will be asked to enter the nine-digit Account Number located in the second group of numbers appearing beneath the perforation line on the reverse side. Stockholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

     If you consent to receive the Company's future materials electronically, your consent will remain in effect unless it is withdrawn. You may withdraw your consent by contacting our Transfer Agent at 1-800-730-4001 or go to www.econsent.com/syy.

                  You may access the SYSCO Corporation annual report and proxy statement at:

                                  www.sysco.com




                                      PROXY

                                SYSCO CORPORATION

                  Proxy for the Annual Meeting of Stockholders
                                November 9, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Charles H. Cotros and Richard J. Schnieders, and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sysco Corporation to be held on November 9, 2001 at 10:00 a.m., at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, or any adjournment thereof.

     The undersigned acknowledges receipt of the notice of annual meeting and proxy statement, each dated September 28, 2001, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies, or any of them, to vote as set forth on the reverse side.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

SYSCO CORPORATION
1390 Enclave Parkway
Houston, Texas 77077

                          Vote by Telephone or Internet
    It's fast, convenient, and your vote is immediately confirmed and posted!

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

 FOR TELEPHONE VOTING, FOLLOW THESE FOUR EASY STEPS:             FOR INTERNET VOTING, FOLLOW THESE FOUR EASY STEPS:
 1. Read the accompanying Proxy Statement                        1.  Read the accompanying Proxy Statement
    and Proxy Card.                                                  and Proxy Card.
 2. Using a touch-tone phone, call the toll-free number          2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).  Stockholders                   http://www.eproxyvote.com/syy
    residing  outside the United States can call collect         3.  Enter your 14-digit Voter Control Number
    on a touch-tone phone 1-201-536-8073.                            located on your Proxy Card above your name.
 3. Enter your 14-digit Voter Control Number located             4.  Follow the instructions provided.
    on your Proxy Card above your name.
 4. Follow the recorded instructions.
 Your vote is important!                                         Your vote is important!
 Call 1-877-PRX-VOTE anytime!                                    Go to http://www.eproxyvote.com/syy anytime!
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    Do not return your Proxy Card if you are voting by Telephone or Internet.
           Proxies voted by Telephone or Internet must be received by
                        11:59 P.M. EST - November 8, 2001

     Please Mark
[X]  Votes As In
     This Example

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

       The Board of Directors recommends a vote "FOR" Proposals 1 and 2.

       1. Election of three directors                  2.  Approval of Amended and Restated Non-Employee Directors Stock Plan
          NOMINEES: (01) Colin G. Campbell,                [ ]   FOR     [ ] AGAINST      [ ]  ABSTAIN
          (02) Frank H. Richardson and (03) Jackie
          M. Ward

              FOR [ ]              WITHHELD [ ]        The Board of Directors recommends a vote "AGAINST"
              ALL                  FROM ALL            Proposal 3.
              NOMINEES             NOMINEES

                                                       3.  Shareholder Proposal on Declassified Board
              [ ]                                          [ ]   FOR     [ ] AGAINST      [ ]  ABSTAIN
                 --------------------------------------
                 For all nominees except as noted above.

All proxies signed and returned will be voted in accordance with your instructions. Those with no choice indicated will be voted "FOR" Proposals 1 and 2, "AGAINST" Proposal 3, and in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement of the Annual Meeting.

                                             MARK HERE FOR ADDRESS     [ ]
                                             CHANGE AND NOTE AT LEFT

Please sign, date and return promptly. No postage required if this proxy is returned in the enclosed envelope and mailed in the United States.

Please sign as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signer is a corporation, please sign with the full corporation name by authorized officer or officers.

Signature:                              Date:
          ----------------------------       ---------------------------------


Signature:                              Date:
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